Exhibit 99.1

SolarWinds Announces Fourth Quarter 2018 Results
AUSTIN, Texas - February 7, 2019- SolarWinds Corporation (NYSE: SWI), a leading provider of powerful and affordable IT management software, today reported results for its fourth quarter ended December 31, 2018.
Financial Results

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017	Change	2018	2017	Change

	(in thousands, except per share data and percentages)
GAAP Results
Total revenue	$221,181	$198,339	11.5%	$833,089	$728,017	14.4%
Total recurring revenue	174,941	154,521	13.2%	668,529	571,384	17.0%
Net loss	(14,743)	(39,761)	(62.9)%	(102,066)	(83,866)	21.7%
Diluted earnings (loss) per share	$2.60	$(1.09)	(338.5)%	$2.56	$(3.50)	(173.1)%
Non-GAAP Results(1)
Non-GAAP total revenue	$221,608	$199,769	10.9%	$836,805	$740,998	12.9%
Non-GAAP total recurring revenue	175,368	155,951	12.5%	672,245	584,362	15.0%
Adjusted EBITDA	111,855	100,067	11.8%	407,511	361,871	12.6%
Non-GAAP diluted earnings per share, pro forma(2)	$0.19	$0.02	850.0%	$0.60	$0.42	42.9%
______________

(1)	For a reconciliation of our GAAP to non-GAAP results, please see tables below.

(2)	For an explanation of the pro forma calculation, please see "Reconciliation of GAAP to Non-GAAP Weighted-Average Outstanding Diluted Common Shares" below.
Recent Business Highlights
“We're pleased to report that we closed out 2018 with solid fourth quarter results that exceeded the high end of our outlook for total non-GAAP revenue and adjusted EBITDA," said Kevin Thompson, SolarWinds' President and Chief Executive Officer. "Total non-GAAP revenue for the fourth quarter of 2018 of $221.6 million, represented year-over-year growth of 11%, which on a constant currency basis would have been 1% higher. Non-GAAP recurring revenue was $175.4 million for the fourth quarter, grew 12% year-over-year and represented 79% of total non-GAAP revenue in the period, led by non-GAAP subscription revenue growth of 19%, which would have been 2% higher on a constant currency basis. For the full year 2018, total non-GAAP revenue of $836.8 million grew 13% year-over-year. Non-GAAP recurring revenue grew 15% year-over-year, led by non-GAAP subscription revenue growth of 24% year-over-year and accounted for 80% of our total non-GAAP revenue. The increased mix towards a greater percentage of recurring revenue in our business underscores the significant work we have done over the last three years since our take private transaction in early 2016 to maintain a stable maintenance revenue stream with high renewal rates while building a fast-growing subscription revenue stream that is well-positioned to benefit from two significant trends in IT management - the growing adoption of MSPs among small and medium-sized businesses and the need to monitor the health and performance of public cloud IT infrastructure," added Thompson.

“Adjusted EBITDA for the fourth quarter of 2018 was $111.9 million, representing a margin of 50.5% on total non-GAAP revenue. Adjusted EBITDA was well ahead of our outlook for the quarter, highlighting the leverage inherent in our model with revenue outperformance translating into bottom line outperformance and fourth quarter unlevered free cash flow of $111.1 million reflecting a 99% conversion rate of adjusted EBITDA to cash flow during the period," said Bart Kalsu, SolarWinds' Executive Vice President and Chief Financial Officer.

"For the full year, adjusted EBITDA of $407.5 million represented a margin of 48.7% of total non-GAAP revenue. We also converted a high percentage of adjusted EBITDA into cash flow in 2018, as $370.8 million of unlevered free cash flow for the full year represented a 91.0% conversion rate of adjusted EBITDA," added Kalsu.

Additional highlights for the fourth quarter of 2018 include:

•
SolarWinds introduced SolarWinds APM (Application Performance Monitor) to deliver application support for IT Operations and DevOps teams. SolarWinds APM extends the application monitoring capabilities of SolarWinds Server & Application Monitor (SAM) to provide in-depth, code-level monitoring of custom applications. The new solution is designed to deliver deeper performance insights and distributed transaction tracing capabilities across applications hosted in or across on-premise, hybrid IT, and cloud environments.

•
SolarWinds released Database Performance Analyzer v12.0, a powerful database and query performance monitoring, analysis, and tuning tool built for many of today’s popular databases. The latest enhancements are designed to help database professionals quickly identify and pinpoint the root cause of slow database queries, and easily optimize database tables to help ensure the speed of business-critical applications that rely on them.

•
SolarWinds also expanded its RMM capabilities for managed service providers (MSPs) with enhanced Network Device Monitoring based on technology from SolarWinds NPM. Network Device Monitoring is built to give MSPs the visibility they need to monitor customer switches, printers, routers, and firewalls—in addition to servers and workstations—from a single pane of glass. With greater visibility into the complete network, MSPs can proactively maintain network devices by getting information on hardware health, performance, and utilization.

Initial Public Offering
On October 23, 2018, SolarWinds Corporation successfully closed its initial public offering (IPO) of 25 million shares of common stock at a public offering price of $15.00 per share. SolarWinds received $353.0 million in net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses, from the IPO.
Balance Sheet
At December 31, 2018, total cash and cash equivalents were $382.6 million and total debt was $1.9 billion. Using net proceeds from the IPO, SolarWinds fully repaid the $315.0 million of debt outstanding under its second lien term loan.
The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its annual report on Form 10-K for the period. Information about SolarWinds' use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”
Financial Outlook
As of February 7, 2019, SolarWinds is providing its financial outlook for the first quarter of 2019 and full year 2019. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP revenue growth, non-GAAP revenue growth on a constant currency basis, adjusted EBITDA and non-GAAP diluted earnings per share, for the first quarter of 2019 and for the full year 2019. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense, amortization, costs related to non-recurring items and acquisitions and the effect of foreign currency rate fluctuations. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.

The following financial outlook does not reflect the impact of the new revenue recognition accounting standard that we adopted in the first quarter of 2019. The implementation of the new revenue recognition standard is not expected to have a material impact on total revenue. See additional details provided below under "New Revenue Recognition Standard."

Financial Outlook for Full Year 2019
SolarWinds’ management is raising its outlook for the year and currently expects to achieve the following results for the full year 2019:

•
Total revenue in the range of $921 to $936 million, representing growth over 2018 non-GAAP revenue of 10% to 12% or 11% to 13% on a constant currency basis assuming the same average foreign currency exchange rates as those in 2018.

•	Adjusted EBITDA in the range of $448 to $456 million, representing approximately 48.7% of total revenue.

•	Non-GAAP diluted earnings per share of $0.78 to $0.80.

•	Weighted average outstanding diluted shares of approximately 311.5 million.
Financial Outlook for First Quarter of 2019
SolarWinds’ management currently expects to achieve the following results for the first quarter of 2019:

•
Total revenue in the range of $215 to $218 million, representing growth over the first quarter of 2018 non-GAAP revenue of 8% to 10% or 11% to 12% on a constant currency basis assuming the same average foreign currency exchange rates as those in the first quarter of 2018.

•	Adjusted EBITDA in the range of $101 to $103 million, representing approximately 47% of total revenue.

•	Non-GAAP diluted earnings per share of $0.16 to $0.18.

•	Weighted average outstanding diluted shares of approximately 309.8 million.
Additional details on our outlook will be provided on the conference call.
Conference Call and Webcast
In conjunction with this announcement, SolarWinds will host a conference call to discuss its financial results and its business at 4:00 p.m. CT (5:00 p.m. ET/2:00 p.m. PT). A live webcast of the call will be available on the SolarWinds Investor Relations website at http://investors.solarwinds.com. A live dial-in will be available domestically at (877) 823-8676 and internationally at +1 (647) 689-4178. To access the live call, please dial in 5-10 minutes before the scheduled start time. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the first quarter and full year 2019 and our expectations regarding the impact of the new revenue recognition standard. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “intend,” “estimate,” “continue,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates; (b) the inability to sell products to new customers or to sell additional products or upgrades to our existing customers; (c) any decline in our renewal or net retention rates; (d) our inability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (e) risks associated with our international operations; (f) our status as a controlled company; (g) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; (h) the timing and success of new product introductions and product upgrades by SolarWinds or its competitors; (i) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our operations in order to support additional growth in our business; (j) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; and (k) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our final prospectus dated October 18, 2018 and filed with the SEC on October 22, 2018 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, and the Form 10-K that SolarWinds anticipates filing on or before April 1, 2019. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.

New Revenue Recognition Standard
In May 2014, FASB issued “Revenue from Contracts with Customers,” which replaced all existing revenue guidance, including prescriptive industry-specific guidance. This standard’s core principle is that an entity will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Entities will need to apply more judgment and make more estimates than under the previous guidance. We will adopt the new standard effective first quarter 2019 using the modified-retrospective method for adoption.
The most significantly impacted areas are the following:

•
License and Recurring Revenue. We expect that adoption of the new standard will result in changes to the classification and timing of our revenue recognition. Under the new guidance, the requirement to establish VSOE to recognize license revenue separately from the other elements is eliminated. This change is expected to impact the allocation of the transaction price and timing of our revenue recognition between deliverables, or performance obligations, within an arrangement. In addition, we will recognize time-based license revenue upon the transfer of the license and the associated maintenance revenue over the contract period under the new standard instead of recognizing both the license and maintenance revenue ratably over the contract period. We expect the overall adoption impact to total revenue to be immaterial, though we do expect some changes to the timing and classification between license and recurring revenue. Additionally, some historical deferred revenue, primarily from arrangements involving time-based licenses, will never be recognized as revenue and instead will be a cumulative effect adjustment within accumulated deficit. We expect a reduction of approximately $2.8 million to the deferred revenue balance as a cumulative effect adjustment as of January 1, 2019.

•
Contract Acquisition Costs. We expense all sales commissions as incurred under current guidance. The new guidance requires the deferral and amortization of certain incremental costs incurred to obtain a contract. This guidance will require us to capitalize and amortize certain sales commission costs over the remaining contractual term or over an expected period of benefit, which we have determined to be approximately six years. As part of the transition to the new guidance, we expect to recognize a contract asset of approximately $5.2 million as of January 1, 2019 as a cumulative effect adjustment.

•
Other Items. The impact of the adoption of the new standard on income taxes will result in an increase of deferred income tax liabilities of approximately $1.7 million as of January 1, 2019. We do not expect that the adoption of this standard will impact our operating cash flows.

We do not expect the changes described above to have a material impact on our quarterly or annual consolidated financial statements, however the exact impact of the new standard will be dependent on facts and circumstances that could vary from period to period. The quantitative amounts provided above are estimates of the expected effects of our adoption of the new standard. These amounts represent our best estimates of the effects of adopting the new standard and the actual impact of the new revenue standard is subject to change from these estimates and such change may be significant.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business. Set forth in the table below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure included below.
SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.
There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income.

As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds' management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.
Non-GAAP Revenue. We define non-GAAP subscription revenue, non-GAAP maintenance revenue, non-GAAP license revenue, and non-GAAP total revenue as subscription revenue, maintenance revenue, license revenue, and total revenue, respectively, excluding the impact of purchase accounting primarily from our take private transaction in early 2016 and the acquisition of LOGICnow. We monitor these measures to assess our performance because we believe our revenue growth rates would be overstated without these adjustments. We believe presenting non-GAAP subscription revenue, non-GAAP maintenance revenue, non-GAAP license revenue and non-GAAP total revenue for periods prior to 2019 aids in the comparability between periods and in assessing our overall operating performance.
Non-GAAP Revenue on a Constant Currency Basis. We provide our revenue outlook on a constant currency basis to provide a framework for assessing how we expect our business to perform excluding the effect of foreign currency rate fluctuations. To present this information, future period estimated results for entities reporting in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing financial outlook for revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.
Non-GAAP Revenue Growth Rates. The non-GAAP revenue growth rates provided in our financial outlook are calculated using non-GAAP revenue from the comparable prior period. We provide our financial outlook for non-GAAP revenue growth rates to provide a framework for assessing how we expect our business to perform excluding the purchase accounting related impact to revenue following our take private transaction in February 2016. This adjustment to GAAP revenue impacted our revenue through the fourth quarter of 2018. Our 2019 revenue results will no longer be impacted by this adjustment. We believe providing non-GAAP revenue growth rates facilitates the comparison of our revenue outlook to prior periods.
Non-GAAP Cost of Revenue and Non-GAAP Operating Income. We provide non-GAAP cost of revenue and non-GAAP operating income and related non-GAAP margins using non-GAAP revenue as discussed above and excluding such items as the write-down of deferred revenue related to purchase accounting, amortization of acquired intangible assets, stock-based compensation expense, acquisition and Sponsor related costs and restructuring charges and other. Management believes these measures are useful for the following reasons:

•
Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.

•
Stock-Based Compensation Expense. We provide non-GAAP information that excludes expenses related to stock-based compensation. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Because of these unique characteristics of stock-based compensation, management excludes these expenses when analyzing the organization’s business performance.

•
Acquisition and Sponsor Related Costs. We exclude certain expense items resulting from our take private transaction in early 2016 and other acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing these non-GAAP measures that exclude acquisition and Sponsor related costs, allows users of our financial statements to better review and understand the historical and current results of our continuing operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.

•
Restructuring Charges and Other. We provide non-GAAP information that excludes restructuring charges such as severance and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities. These restructuring charges are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these charges for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
Non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. We believe that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) excluding the adjustments to non-GAAP revenue, non-GAAP cost of revenue and non-GAAP operating income, losses on extinguishment of debt, certain other non-operating gains and losses and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by the non-GAAP weighted average outstanding common shares, proforma, which is calculated as if to reflect the conversion of Class A Common Stock and shares issued for accrued dividends and shares issued at our initial public offering as if each occurred at the beginning of each respective period.
Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as it is a measure we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding the impact of purchase accounting on total revenue, amortization of acquired intangible assets and developed technology, depreciation expense, stock-based compensation expense, restructuring and other charges, acquisition and Sponsor related costs, interest expense, net, debt extinguishment and refinancing costs, unrealized foreign currency (gains) losses, and income tax expense (benefit). We define adjusted EBITDA margin as adjusted EBITDA divided by non-GAAP revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA excludes the impact of the write-down of deferred revenue due to purchase accounting in connection with our acquisition, and therefore includes revenue that will never be recognized under GAAP; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure, purchases of property and equipment, acquisition and sponsor related costs, restructuring costs and other one time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
About SolarWinds
SolarWinds (NYSE:SWI) is a leading provider of powerful and affordable IT infrastructure management software. Our products give organizations worldwide, regardless of type, size or IT infrastructure complexity, the power to monitor and manage the performance of their IT environments, whether on-premises, in the cloud, or in hybrid models. We continuously engage with all types of technology professionals—IT operations professionals, DevOps professionals, and managed service providers (MSPs)—to understand the challenges they face maintaining high-performing and highly available IT infrastructures. The insights we gain from engaging with them, in places like our THWACK online community, allow us to build products that solve well-understood IT management challenges in ways that technology professionals want them solved. This focus on the user and commitment to excellence in end-to-end hybrid IT performance management has established SolarWinds as a worldwide leader in network management software and MSP solutions. Learn more today at www.solarwinds.com.

The SolarWinds, SolarWinds & Design, Orion, and THWACK trademarks are the exclusive property of SolarWinds Worldwide, LLC or its affiliates, are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks, and logos may be common law marks or are registered or pending registration. All other trademarks mentioned herein are used for identification purposes only and are trademarks of (and may be registered trademarks of) their respective companies.

© 2019 SolarWinds Worldwide, LLC. All rights reserved.

CONTACTS:

Investors:	Media:
Dave Hafner Phone: 385.374.7059 ir@solarwinds.com	Tiffany Nels Phone: 512.682.9535 pr@solarwinds.com

SolarWinds Corporation
Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	December 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$382,620	$277,716
Accounts receivable, net of allowances of $3,196 and $2,065 as of December 31, 2018 and December 31, 2017, respectively	100,528	85,133
Income tax receivable	893	1,713
Prepaid and other current assets	16,267	24,331
Total current assets	500,308	388,893
Property and equipment, net	35,864	34,209
Deferred taxes	6,873	4,425
Goodwill	3,683,961	3,695,640
Intangible assets, net	956,261	1,194,499
Other assets, net	11,382	9,398
Total assets	$5,194,649	$5,327,064
Liabilities, redeemable convertible common stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$9,742	$9,657
Accrued liabilities and other	52,055	39,593
Accrued interest payable	290	11,632
Income taxes payable	15,682	9,049
Current portion of deferred revenue	273,106	241,513
Current debt obligation	19,900	16,950
Total current liabilities	370,775	328,394
Long-term liabilities:
Deferred revenue, net of current portion	23,026	20,278
Non-current deferred taxes	147,144	167,523
Other long-term liabilities	133,532	148,121
Long-term debt, net of current portion	1,904,072	2,245,622
Total liabilities	2,578,549	2,909,938
Commitments and contingencies
Redeemable convertible Class A common stock, $0.001 par value: no shares authorized, issued or outstanding at December 31, 2018; 5,755,000 shares authorized and 2,661,030 shares issued and outstanding as of December 31, 2017	—	3,146,887
Stockholders’ equity (deficit):
Common stock, $0.001 par value: 1,000,000,000 shares authorized and 304,942,415 shares issued and outstanding as of December 31, 2018; 233,000,000 shares authorized and 100,734,056 shares issued and outstanding as of December 31, 2017	305	101
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of December 31, 2018; no shares authorized, issued and outstanding as of December 31, 2017	—	—
Additional paid-in capital	3,011,080	—
Accumulated other comprehensive income	17,043	75,294
Accumulated deficit	(412,328)	(805,156)
Total stockholders’ equity (deficit)	2,616,100	(729,761)
Total liabilities, redeemable convertible common stock and stockholders’ equity (deficit)	$5,194,649	$5,327,064

SolarWinds Corporation
Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenue:
Subscription	$69,587	$58,352	$265,591	$213,754
Maintenance	105,354	96,169	402,938	357,630
Total recurring revenue	174,941	154,521	668,529	571,384
License	46,240	43,818	164,560	156,633
Total revenue	221,181	198,339	833,089	728,017
Cost of revenue:
Cost of recurring revenue	18,127	15,819	70,744	60,698
Amortization of acquired technologies	43,870	43,252	175,991	171,033
Total cost of revenue	61,997	59,071	246,735	231,731
Gross profit	159,184	139,268	586,354	496,286
Operating expenses:
Sales and marketing	61,446	53,561	227,468	205,631
Research and development	24,472	23,204	96,272	86,618
General and administrative	20,792	16,438	80,641	67,303
Amortization of acquired intangibles	16,500	17,170	66,788	67,080
Total operating expenses	123,210	110,373	471,169	426,632
Operating income	35,974	28,895	115,185	69,654
Other income (expense):
Interest expense, net	(29,905)	(42,768)	(142,008)	(169,786)
Other income (expense), net	(20,411)	8,979	(94,887)	38,664
Total other income (expense)	(50,316)	(33,789)	(236,895)	(131,122)
Loss before income taxes	(14,342)	(4,894)	(121,710)	(61,468)
Income tax expense (benefit)	401	34,867	(19,644)	22,398
Net loss	$(14,743)	$(39,761)	$(102,066)	$(83,866)
Net income (loss) available to common stockholders (1)	$668,426	$(109,563)	$364,635	$(351,873)
Net income (loss) per share:
Basic earnings (loss) per share	$2.63	$(1.09)	$2.60	$(3.50)
Diluted earnings (loss) per share	$2.60	$(1.09)	$2.56	$(3.50)
Weighted-average shares used to compute net income (loss) per share:
Shares used in computation of basic earnings (loss) per share	254,209	100,737	140,301	100,433
Shares used in computation of diluted earnings (loss) per share	256,711	100,737	142,541	100,433
____________

(1)	Net income (loss) available to common stockholders is calculated as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net loss	$(14,743)	$(39,761)	$(102,066)	$(83,866)
Accretion of dividends on Class A common stock	(14,928)	(69,802)	(231,549)	(268,007)
Gain on conversion of Class A common stock	711,247	—	711,247	—
Earnings allocated to unvested restricted stock	(13,150)	—	(12,997)	—
Net income (loss) available to common stockholders	$668,426	$(109,563)	$364,635	$(351,873)

SolarWinds Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

	(in thousands, except margin data)
Revenue:
GAAP subscription revenue	$69,587	$58,352	$265,591	$213,754
Impact of purchase accounting	50	296	1,166	1,464
Non-GAAP subscription revenue	69,637	58,648	266,757	215,218
GAAP maintenance revenue	105,354	96,169	402,938	357,630
Impact of purchase accounting	377	1,134	2,550	11,514
Non-GAAP maintenance revenue	105,731	97,303	405,488	369,144
GAAP total recurring revenue	174,941	154,521	668,529	571,384
Impact of purchase accounting	427	1,430	3,716	12,978
Non-GAAP total recurring revenue	175,368	155,951	672,245	584,362
GAAP license revenue	46,240	43,818	164,560	156,633
Impact of purchase accounting	—	—	—	3
Non-GAAP license revenue	46,240	43,818	164,560	156,636
Total GAAP revenue	$221,181	$198,339	$833,089	$728,017
Impact of purchase accounting	$427	$1,430	$3,716	$12,981
Total non-GAAP revenue	$221,608	$199,769	$836,805	$740,998

GAAP cost of revenue	$61,997	$59,071	$246,735	$231,731
Stock-based compensation expense	(272)	(1)	(279)	(4)
Amortization of acquired technologies	(43,870)	(43,252)	(175,991)	(171,033)
Acquisition and Sponsor related costs	(101)	(92)	(336)	(371)
Restructuring costs and other	—	(12)	—	(12)
Non-GAAP cost of revenue	$17,754	$15,714	$70,129	$60,311

GAAP gross profit	$159,184	$139,268	$586,354	$496,286
Impact of purchase accounting	427	1,430	3,716	12,981
Stock-based compensation expense	272	1	279	4
Amortization of acquired technologies	43,870	43,252	175,991	171,033
Acquisition and Sponsor related costs	101	92	336	371
Restructuring costs and other	—	12	—	12
Non-GAAP gross profit	$203,854	$184,055	$766,676	$680,687
GAAP gross margin	72.0%	70.2%	70.4%	68.2%
Non-GAAP gross margin	92.0%	92.1%	91.6%	91.9%

GAAP sales and marketing expense	$61,446	$53,561	$227,468	$205,631
Stock-based compensation expense	(2,061)	(18)	(2,295)	(44)
Acquisition and Sponsor related costs	(1,132)	(925)	(3,250)	(3,836)
Restructuring costs and other	(193)	(3)	(238)	(170)
Non-GAAP sales and marketing expense	$58,060	$52,615	$221,685	$201,581

GAAP research and development expense	$24,472	$23,204	$96,272	$86,618
Stock-based compensation expense	(1,282)	(7)	(1,330)	(21)
Acquisition and Sponsor related costs	(547)	(857)	(2,527)	(3,951)
Restructuring costs and other	—	(117)	(201)	(262)
Non-GAAP research and development expense	$22,643	$22,223	$92,214	$82,384

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

	(in thousands, except margin data)

GAAP general and administrative expense	$20,792	$16,438	$80,641	$67,303
Stock-based compensation expense	(1,886)	(5)	(1,929)	(11)
Acquisition and Sponsor related costs	(2,260)	(3,543)	(14,288)	(15,422)
Restructuring costs and other	(1,312)	(82)	(2,560)	(2,414)
Non-GAAP general and administrative expense	$15,334	$12,808	$61,864	$49,456

GAAP operating expenses	$123,210	$110,373	$471,169	$426,632
Stock-based compensation expense	(5,229)	(30)	(5,554)	(76)
Amortization of acquired intangibles	(16,500)	(17,170)	(66,788)	(67,080)
Acquisition and Sponsor related costs	(3,939)	(5,325)	(20,065)	(23,209)
Restructuring costs and other	(1,505)	(202)	(2,999)	(2,846)
Non-GAAP operating expenses	$96,037	$87,646	$375,763	$333,421

GAAP operating income	$35,974	$28,895	$115,185	$69,654
Impact of purchase accounting	427	1,430	3,716	12,981
Stock-based compensation expense	5,501	31	5,833	80
Amortization of acquired technologies	43,870	43,252	175,991	171,033
Amortization of acquired intangibles	16,500	17,170	66,788	67,080
Acquisition and Sponsor related costs	4,040	5,417	20,401	23,580
Restructuring costs and other	1,505	214	2,999	2,858
Non-GAAP operating income	$107,817	$96,409	$390,913	$347,266
GAAP operating margin	16.3%	14.6%	13.8%	9.6%
Non-GAAP operating margin	48.7%	48.3%	46.7%	46.9%

GAAP net loss	$(14,743)	$(39,761)	$(102,066)	$(83,866)
Impact of purchase accounting	427	1,430	3,716	12,981
Stock-based compensation expense	5,501	31	5,833	80
Amortization of acquired technologies	43,870	43,252	175,991	171,033
Amortization of acquired intangibles	16,500	17,170	66,788	67,080
Acquisition and Sponsor related costs	4,040	5,417	20,401	23,580
Restructuring costs and other	1,505	214	2,999	2,858
Loss on extinguishment of debt	19,547	—	80,137	18,559
Other (gain) loss	—	(3,009)	—	(3,009)
Tax benefits associated with above adjustments	(18,966)	(17,216)	(69,713)	(80,908)
Non-GAAP net income	$57,681	$7,528	$184,086	$128,388

Reconciliation of GAAP to Non-GAAP Weighted-Average Outstanding Diluted Common Shares

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

	(in thousands, except per share information)
GAAP weighted-average shares used in computing diluted earnings (loss) per share available to common shareholders	256,711	100,737	142,541	100,433

Pro forma dilutive shares:
Weighted-average pro forma adjustment to reflect conversion of redeemed convertible Class A Common Stock and shares issued for accrued dividends(1)	44,453	177,812	144,198	177,812
Shares issued at offering(2)	6,250	25,000	20,274	25,000
Non-GAAP weighted-average shares used in computing diluted earnings (loss) per share, pro forma(3)	307,414	303,549	307,013	303,245

GAAP diluted earnings (loss) per share	$2.60	$(1.09)	$2.56	$(3.50)
Non-GAAP diluted earnings per share, pro forma	$0.19	$0.02	$0.60	$0.42
_____________

(1)
Adjustment to give effect to the conversion of 2,661,015 shares of Class A Common Stock that were outstanding immediately prior to the closing of the initial public offering into 140,053,370 shares of common stock and the conversion of $717.4 million of accrued and unpaid dividends on the Class A Common Stock into 37,758,109 shares of common stock equal to the result of the accrued and unpaid dividends on each share of Class A Common Stock, divided by $19.00 per share, as if the shares had been issued at the beginning of the period.

(2)	Adjustment to give effect to 25.0 million shares issued in connection with the initial public offering retroactively applied as if the shares had been issued at the beginning of each period.

(3)	Does not give effect to anti-dilutive incentive stock awards including 7.3 million of equity awards issued in connection with the initial public offering in October 2018.

Reconciliation of GAAP Net Loss to Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

	(in thousands)
Net loss	$(14,743)	$(39,761)	$(102,066)	$(83,866)
Amortization and depreciation	64,459	63,790	258,362	250,876
Income tax expense (benefit)	401	34,867	(19,644)	22,398
Interest expense, net	29,905	42,768	142,008	169,786
Impact of purchase accounting on total revenue	427	1,430	3,716	12,981
Unrealized foreign currency (gains) losses(1)	663	(8,817)	14,367	(56,368)
Acquisition and Sponsor related costs	4,040	5,417	20,401	23,580
Debt related costs(2)	19,697	128	81,535	19,546
Stock-based compensation expense	5,501	31	5,833	80
Restructuring costs and other	1,505	214	2,999	2,858
Adjusted EBITDA	$111,855	$100,067	$407,511	$361,871
Adjusted EBITDA margin	50.5%	50.1%	48.7%	48.8%
_______________

(1)
Unrealized foreign currency (gains) losses primarily relate to the remeasurement of our intercompany loans and to a lesser extent, unrealized foreign currency (gains) losses on selected assets and liabilities.

(2)	Debt related costs include fees related to our credit agreements, debt refinancing costs and the related write-off of debt issuance costs.

Reconciliation of Non-GAAP Revenue Outlook

	Full Year 2019
	Low	High	Low(2)	High(2)

	(in millions, except year-over-year percentages)
Total revenue	$921	$936	10.0%	12.0%
Estimated foreign currency impact	9	9	1.0	1.0
Non-GAAP total revenue on a constant currency basis(1)	$930	$945	11.0%	13.0%

	Q1 2019
	Low	High	Low(2)	High(2)

	(in millions, except year-over-year percentages)
Total revenue	$215	$218	8.0%	10.0%
Estimated foreign currency impact	5	5	3.0	2.0
Non-GAAP total revenue on a constant currency basis(1)	$220	$223	11.0%	12.0%

	Full Year 2019(2)	Q1 2019(2)

Non-GAAP subscription revenue growth	19.0%	12.5%
Estimated foreign currency impact	1.0%	3.5%
Non-GAAP subscription revenue growth on a constant currency basis(1)	20.0%	16.0%

Non-GAAP license and maintenance revenue growth	7.0%	7.5%
Estimated foreign currency impact	1.0%	1.5%
Non-GAAP license and maintenance revenue growth on a constant currency basis(1)	8.0%	9.0%

________

(1)
Non-GAAP revenue on a constant currency basis is calculated using the average foreign currency exchange rates in the comparable prior year periods and applying those rates to the estimated foreign-denominated revenue in the corresponding periods rather than the forecasted foreign currency exchange rates for the future periods.

(2)	Revenue growth rates are calculated using non-GAAP revenue from the comparable prior period.

Reconciliation of Unlevered Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

	(in thousands)
Net cash provided by operating activities	$88,060	$96,794	$254,142	$232,693
Capital expenditures(1)	(3,756)	(2,882)	(18,632)	(12,380)
Cash paid for interest, net and other debt related items	28,477	37,911	143,071	151,305
Cash paid for acquisition and sponsor related costs, restructuring costs and other one time items	4,788	9,309	24,387	30,089
One time tax refund	—	(35,500)	—	(35,500)
Unlevered free cash flow (excluding forfeited tax shield)	117,569	105,632	402,968	366,207
Forfeited tax shield related to interest payments(2)	(6,479)	(14,024)	(32,162)	(54,429)
Unlevered free cash flow	$111,090	$91,608	$370,806	$311,778
_______________

(1)	Includes purchases of property and equipment and purchases of intangible assets.

(2)
Forfeited tax shield related to interest payments assumes a statutory rate of 22.5% for the three and twelve months ended December 31, 2018 and 37.0% for the three and twelve months ended December 31, 2017.

SolarWinds Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Cash flows from operating activities
Net loss	$(14,743)	$(39,761)	$(102,066)	$(83,866)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	64,459	63,790	258,362	250,876
Provision for doubtful accounts	507	349	2,498	2,489
Stock-based compensation expense	5,501	31	5,833	80
Amortization of debt issuance costs	2,403	4,633	11,675	18,859
Loss on extinguishment of debt	19,547	—	80,137	18,559
Deferred taxes	(8,016)	(81,746)	(22,101)	(101,522)
(Gain) loss on foreign currency exchange rates	663	(5,227)	13,410	(54,875)
Other non-cash expenses (benefits)	1,992	(7,206)	3,443	(3,754)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(4,047)	(6,509)	(18,010)	(2,358)
Income taxes receivable	838	33,535	707	35,005
Prepaid and other current assets	(2,566)	1,687	(4,497)	6,184
Accounts payable	3,930	3,423	(28)	293
Accrued liabilities and other	31	1,239	9,776	(7,544)
Accrued interest payable	(826)	354	(11,342)	609
Income taxes payable	5,439	118,826	(10,673)	119,594
Deferred revenue	13,216	9,794	35,507	34,043
Other long-term liabilities	(268)	(418)	1,511	21
Net cash provided by operating activities	88,060	96,794	254,142	232,693
Cash flows from investing activities
Maturities of investments	—	—	—	2,000
Purchases of property and equipment	(3,151)	(1,254)	(15,945)	(7,594)
Purchases of intangible assets	(605)	(1,628)	(2,687)	(4,786)
Acquisitions, net of cash acquired	—	—	(60,578)	(23,999)
Proceeds from sale of cost method investment and other	502	—	11,217	—
Net cash used in investing activities	(3,254)	(2,882)	(67,993)	(34,379)
Cash flows from financing activities
Proceeds from issuance of common stock and incentive restricted stock	357,188	205	358,911	313
Repurchase of common stock and incentive restricted stock	(10)	(556)	(578)	(930)
Exercise of stock options	3	1	16	1
Premium paid on debt extinguishment	(14,175)	—	(36,900)	—
Proceeds from credit agreement	—	—	626,950	3,500
Repayments of borrowings from credit agreement	(319,975)	(4,236)	(1,014,900)	(36,950)
Payment of debt issuance costs	—	—	(5,561)	(1,288)
Payment for offering costs	(1,468)	—	(3,662)	—
Net cash provided by (used in) financing activities	21,563	(4,586)	(75,724)	(35,354)
Effect of exchange rate changes on cash and cash equivalents	(2,082)	5,071	(5,521)	13,113
Net increase in cash and cash equivalents	104,287	94,397	104,904	176,073
Cash and cash equivalents
Beginning of period	278,333	183,319	277,716	101,643
End of period	$382,620	$277,716	$382,620	$277,716

Supplemental disclosure of cash flow information
Cash paid for interest	$28,796	$37,903	$142,944	$147,106
Cash paid (received) for income taxes	$905	$(35,810)	$8,950	$(32,069)